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                                                                   EXHIBIT 10.19

                       KAUFMAN AND BROAD HOME CORPORATION
             PERFORMANCE BASED INCENTIVE PLAN FOR SENIOR MANAGEMENT
                             STOCK OPTION AGREEMENT


              This agreement dated the ___ of:  ___________, 199__

                                  WITNESSETH:

     1. Pursuant to the provisions of the Kaufman and Broad Home Corporation Performance- Based Incentive Plan for Senior Management (the "Plan"), Kaufman and Broad Home Corporation (the "Company") on the date set forth above has granted to ____________________ (the "Optionee"), an option (the "Option") to purchase from the Company an aggregate of __________ shares of Common Stock, $1.00 par value, of the Company ("Common Stock"), at the purchase price of $________ per share, the Option to be exercisable as hereinafter provided. A copy of the Plan is attached hereto and made a part hereof.

     2. Subject to the terms and conditions of the Plan and action taken pursuant to the Plan, both of which may modify the terms hereof, the shares may be purchased in accordance with the following schedule. If the Optionee is employed by the Company or its subsidiaries on the date indicated:

           On or After                      Shares Subject to Purchase
           -----------                      --------------------------
         ___________________                       20% of Grant
         ___________________                       20% of Grant
         ___________________                       20% of Grant
         ___________________                       20% of Grant
         ___________________                       20% of Grant

Any exercise of the Option shall be made by giving the Company written notice of exercise specifying the number of shares to be purchased. The notice of exercise shall be accompanied by tender to the Company of cash, or its equivalent, or of shares of the Company stock owned by the Optionee (which are not the subject of any pledge or other security interest), or of a combination of the foregoing, provided that the combined value of all such cash and cash equivalents and the fair market value of any such stock so tendered to the Company, valued as of the date of such tender, is equal to the full purchase price of said shares plus the related amount of any taxes required to be withheld by the Company in connection with such exercise, to the extent such withholding taxes are then ascertainable. If the amount of such taxes is not ascertainable at the time of the notice of exercise, such amount shall be tendered by the Optionee to the Company as soon as the same shall become ascertainable and shall be communicated to the Optionee by the Company.
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         3.      Without limiting the generality of paragraph 1 hereof, it is understood and agreed that the Option is subject to the following conditions:

                 (a) the Option shall not in any event be exercisable after the earlier of (1) the close of business on __________ or (2) three months after the termination of the Optionee's employment with the Company or its subsidiaries.


                 (b) the Option shall not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercised only by the Optionee; and

                 (c) neither the Optionee nor any legal representative, legatee, or distributee of the Optionee shall be deemed to be a holder of or possess any stockholder rights with respect to any shares subject to the Option prior to the issuance of such shares upon exercise of the Option.

                 (d) Notwithstanding subparagraph (a) of this paragraph, in the event of the death of the Optionee while the Optionee is employed by KBHC or its subsidiaries or three months thereafter, the option herein will terminate one year from the date of death.

         4. Neither the execution and delivery hereof nor the granting of the Option shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its subsidiaries to employ or continue the employment of the Optionee for any period.

         5. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, such adjustment shall be made in the number and option price of the shares subject to the Option as may be determined to be appropriate by the Committee.

         6. The Optionee agrees that prior to any sale of the shares purchased pursuant to the Option, the Optionee will notify the Company in order to enable it to take any steps required by the Securities Act of 1933 in connection with such sale and further agrees that he will not complete any such sale until he has been advised by the Company that such steps have been taken.

         7. Any notice given hereunder to the Company shall be addressed to the Company, attention Vice President, Human Resources, and any notice given hereunder to the Optionee shall be addressed to him at his address as shown on the records of the Company.

         8. The Optionee agrees to be bound by the terms and conditions hereof and of the Plan.
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         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed this Agreement in duplicate as of the day and year first above written.


                                  KAUFMAN AND BROAD HOME CORPORATION



                                  By________________________________
                                     [                        ]

                                  OPTIONEE

                                  ___________________________________
                                     [                        ]